                                                                     Exhibit 3.1

                                 CERTIFICATE OF
                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            KNOWLES ELECTRONICS, INC.

            Reg G. Garratt, being the Chairman and CEO of Knowles Electronics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

            1. That the Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on August 5, 1954 (the "Certificate").

            2. That the original name of the Corporation was Knowles Electronics, Inc.

            3. That the Board of Directors of the Corporation, pursuant to Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware, adopted resolutions authorizing the Corporation to amend, integrate and restate the Corporation's Certificate in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Restated Certificate").

            4. That the holders of a majority of the Corporation's issued and outstanding capital stock approved and adopted the Restated Certificate in accordance with Sections 211, 242 and 245 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned, being the Chairman and CEO, herein above named, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amended and Restated Certificate of Incorporation this 29th day of June, 1999.


                                                 By: /s/ Reg G. Garratt
                                                     ---------------------------
                                                     Reg G. Garratt
                                                     Chairman and CEO
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                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            KNOWLES ELECTRONICS, INC.

                                   ARTICLE ONE

            The name of the corporation is Knowles Electronics, Inc. (hereinafter called the "Corporation").

                                   ARTICLE TWO

            The address of the Corporation's registered office in the state of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Corporation.

                                  ARTICLE THREE

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

I.    AUTHORIZED SHARES

            The total number of shares of capital stock which the Corporation has authority to issue is 1,290,264 shares, consisting of:

            (1) 1,052,632 shares of Class A Common Stock, par value $.001 per share (the "Class A Common");

            (2) 52,632 shares of Class B Common Stock, par value $.001 per share (the "Class B Common");

            (3) 164,444.444 shares of Series A-l Preferred Stock, par value $.001 per share (the "Series A-1 Preferred"); and

            (4) 20,555,556 shares of Series A-2 Preferred Stock, par value $.001 per share (the "Series A-2 Preferred").


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            The Series A-1 Preferred and Series A-2 Preferred are collectively referred to as the "Series A Preferred" or the "Preferred Stock." The Class A Common and the Class B Common are collectively referred to as the "Common Stock".

            In addition to any other consent or approval which may be required pursuant to this Certificate of Incorporation or by law, no amendment or waiver of any provision of this Section I shall be effective without the prior approval of the holders of a majority of the then outstanding Common Stock, voting as a single class, and no amendment or waiver of any provision of this Section I which has the effect of increasing the number of authorized shares of Preferred Stock shall be effective without the prior approval of a majority of the then outstanding shares of Series A-1 Preferred and Series A-2 Preferred, each voting as a single class. For purposes of votes on amendments and waivers to this
Section I, each share of capital stock shall be entitled to one vote.

            In any election of any director, each holder of the applicable class or classes of Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, and to one vote for each share upon all other matters.

II.   PREFERRED STOCK

      A.    SERIES A PREFERRED

            Except as otherwise provided in this Section IIA or as otherwise required by applicable law, all shares of Series A Preferred, shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. The Series A Preferred shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank senior to all other equity securities of the Company (the "Junior Securities"). The "Liquidation Value" of each share of Series A Preferred is $1,000.00. So long as any Series A Preferred remains outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other retirement of, any Junior Securities or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation (other than dividends declared in connection with any stock splits, stock dividends, share combinations, share exchanges, or other recapitalizations in which such dividends are made solely in the form of other Junior Securities); provided, that nothing in this Section IIA will preclude the Corporation from
(a) repurchasing stock from its employees pursuant to the terms of certain securities purchase agreements or to make any other redemptions of stock pursuant to the provisions of any stockholders agreement or other contract approved by the Board or (b) so long as all accumulated and unpaid


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dividends with respect to the Series A Preferred have been paid in full, paying dividends with respect to any junior series of preferred stock in accordance with the terms hereof.

      Section 1. Dividends.

            1A. General Obligation. When and as declared by the Corporation's board of directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation will pay preferential dividends to the holders of the Series A Preferred as provided in this subparagraph 1A. Except as otherwise provided herein, dividends on each share of Series A Preferred will accrue on a daily basis at a rate of 10.0% per annum of the Liquidation Value thereof (plus any accumulated dividends thereon) from and including the Date of Issuance of such share to and including the date on which the Liquidation Value (plus all accumulated and all accrued and unpaid or unaccumulated dividends thereon) of such share is paid in full. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Series A Preferred (a "Share") will be deemed to be its "Date of Issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

            1B. Dividend Reference Dates. To the extent that accrued but unaccumulated dividends are not paid on June 30 of any year beginning June 30, 2000 (the "Dividend Reference Dates"), such dividends will be accumulated on the relevant Dividend Reference Date (and thereafter dividends will accrue on such accumulated dividends as set forth in Section 1A).

            1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation elects to pay dividends in cash and pays less than the total amount of dividends then accrued and unpaid with respect to the Series A Preferred, such payment will be distributed ratably among the holders of Series A Preferred based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder, and any amounts of such dividends remaining thereafter shall, until paid to the holder thereof, remain accumulated dividends with respect to such Share.

      Section 2. Liquidation.

            Upon any liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred will be entitled to be paid as follows:

            2A. Series A Preferred. Before any distribution or payment is made upon any Junior Securities, the holders of Shares of Series A Preferred shall be entitled to be paid an amount in cash equal to the aggregate Liquidation Value (plus all accumulated and all accrued and unpaid or unaccumulated dividends thereon) of all such Shares outstanding, and the holders of Series A Preferred as such will not be entitled to any further payment. If upon any such liquidation,


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dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets of the Corporation shall be distributed to the holders of Series A Preferred ratably among such holders based upon the aggregate Liquidation Value (plus all accumulated and all accrued and unpaid or unaccumulated dividends thereon) of the Shares of Series A Preferred held by each such holder.

      Section 3. Redemptions and Conversions.

            3A. Mandatory Redemptions. On July 2, 2019 (the "Mandatory Redemption Date") the Corporation will redeem all issued and outstanding Shares of Series A Preferred, at a price per Share equal to the Liquidation Value thereof (plus all previously accumulated dividends and all accrued dividends not yet paid or accumulated on the Mandatory Redemption Date).

            3B. Optional Redemptions. The Corporation may at any time and from time to time and the holders of the Series A-1 Preferred may, upon the earlier to occur of (A) June 30, 2010 or (B) the occurrence of a Liquidity Event (as defined below) require the Corporation to, redeem all or any portion of the Series A-1 Preferred then outstanding at a price per Share equal to the Liquidation Value thereof (plus all accumulated and all accrued and unpaid or unaccumulated dividends thereon); provided, that all partial optional redemptions of Series A-l Preferred pursuant to this subparagraph 3B shall be made pro rata among the holders of such Series A-1 Preferred on the basis of the number of Shares held by each such holder in the order and priority specified in subparagraph 3D. Redemptions made pursuant to this subparagraph 3B will not relieve the Corporation of its obligations to redeem outstanding Shares on the Mandatory Redemption Date. The Series A-2 Preferred is not redeemable at the Corporation's option at any time other than pursuant to conversion pursuant to
Section 3C. In this Section 3, "Liquidity Event" means an initial registered public offering of the Corporation's Common Stock which is a primary offering ("IPO") or a sale of all or substantially all of the Corporation's Common Stock (whether by merger, consolidation, recapitalization or otherwise) or assets. Notwithstanding anything herein to the contrary, the aggregate redemption price payable in connection with the redemption of any and all shares of Series A-1 Preferred as a result of an IPO shall not exceed the amount of the net proceeds received by the Corporation in such IPO. Holders of Series A-l Preferred will be given at least 15 business days prior written notice of the proposed consummation of a Liquidity Event and will have 10 business days from the date of the giving of such notice to respond in writing to the Corporation requiring redemption of some or all of their Series A-1 Preferred. The Corporation shall redeem Series A-1 Preferred required to be redeemed pursuant to this Section 3B pursuant to the provisions of this Section 3 relating to mandatory redemptions, as though the date of actual consummation of the Liquidity Event were the Mandatory Redemption Date.

            3C. Conversions on IPO. In the event of an IPO, the holders of the Series A Preferred may elect to convert the relevant Shares into Common Stock having a value (calculated at the average price per share at which Common Stock is sold in the IPO) equal to the amount the Shares being converted would have been entitled to receive had they been mandatorily redeemed on


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the date of consummation of the IPO. Holders of Series A Preferred will have 10 business days from the date of the giving of the notice by the Corporation referred to in Section 3B to respond in writing to the Corporation electing to convert Shares in accordance with this Section 3C. The Corporation will give at least 5 business days prior written notice to holders of Series A-2 Preferred of the intended IPO.

            3D. Redemption Price. For each Share which is to be redeemed, the Corporation will be obligated on the Mandatory Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value thereof (plus all accumulated and all accrued and unpaid or unaccumulated dividends thereon). If the Corporation's funds which are legally available for redemption of Shares on any Mandatory Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available (if any) will be used first to redeem all accumulated dividends outstanding with respect to the Series A Preferred and thereafter to redeem the maximum possible number of Shares to be redeemed ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus all accumulated and all accrued and unpaid or unaccumulated dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds will immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on the Mandatory Redemption Date but which it has not redeemed in the order and priority set forth above.

            3E. Notice of Redemption. The Corporation will mail written notice of each redemption of Preferred Stock (which notice shall contain the address of the Corporation's principal office) to each record holder of Shares to be redeemed not more than 30 nor less than 10 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation will become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder promptly, and in any event within three business days, after surrender of the certificate representing the redeemed Shares.

            3F. Determination of the Number of Each Holder's Shares to be Redeemed. Except as otherwise provided herein, the number of Shares to be redeemed from each holder thereof in redemptions of less than all of the outstanding Series A Preferred hereunder will be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which will be the total number of Shares then held by such holder and the denominator of which will be the total number of Shares then outstanding.

            3G. Dividends After Redemption Date. No Share is entitled to any dividends accruing after the date on which the Liquidation Value (plus all accumulated and all accrued and unpaid or unaccumulated dividends thereon) of such Share is paid in full in immediately available


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funds. On such date all rights of the holder of such Share will cease, and such
Share will not be deemed to be outstanding.

            3H. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred.

      4.    Exchange of Series A-1 Preferred.

            4A. Generally. At the option of the Corporation, the Corporation may, on any scheduled Dividend Reference Date, exchange (the "Exchange") the then outstanding shares of Series A-1 Preferred, in whole, but not in part, for 10% Junior Subordinated Exchange Notes due 2010 of the Corporation in the form attached as Annex A (the "Exchange Notes"), in an aggregate principal amount equal to the sum of the Liquidation Value of the shares of Series A-1 Preferred, plus an amount equal to all accumulated and all accrued and unpaid but not yet accumulated dividends thereon to the date of the Exchange; provided however, that on the date of the Exchange (i) there shall be no contractual impediments to such exchange; (ii) the Corporation shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such Exchange and that upon receipt of such Exchange Notes pursuant to such Exchange made in accordance with such exemption, the holders (assuming such holder is not an Affiliate of the Corporation) thereof shall not be subject to any restrictions imposed by the Securities Act upon the resale thereof and (iii) immediately after giving effect to such Exchange, no default would exist under the Exchange Notes.

            Upon any Exchange, holders of outstanding shares of Series A-1 Preferred will be entitled to receive, subject to the second succeeding sentence, $1.00 principal amount of Exchange Notes for each $1.00 in Liquidation Value of Series A-1 Preferred held by them and each $1.00 of accumulated and accrued and unpaid or unaccumulated dividends thereon on the date of the Exchange. Dividends on the shares of Series A-1 Preferred to be exchanged shall cease to accrue on the Exchange Date whether or not certificates for shares of Series A-1 Preferred are surrendered for exchange on the Exchange Date unless the Corporation shall default in the delivery of Exchange Notes, interest on the Exchange Notes shall accrue from the Exchange Date whether or not certificates for shares of Series A-1 Preferred are surrendered for exchange on the Exchange Date so long as all Exchange Notes necessary for the Exchange shall have been duly executed by the Corporation and delivered to the relevant holders of Series A-1 Preferred, all of the rights of the Holders of shares of Series A-1 Preferred as stockholders of the Corporation shall cease (except the right to receive Exchange Notes), and the person or persons entitled to receive the Exchange Notes issuable upon exchange shall be treated for all purposes as the holder or holders of such Exchange Notes as of the date of the exchange.

            4B. Notification of Exchange. The Corporation shall send a written notice (the "Exchange Notice") of exchange by mail to each holder of Series A-1 Preferred which shall state: (i) that the Corporation is exercising its option to exchange the Series A-1 Preferred for Exchange


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Notes pursuant hereto; (ii) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed; and (iii) the place or places where certificates for shares of Series A-l Preferred are to be surrendered for exchange.

            4C.   Procedure for Exchange.

                  (a) On or before the Exchange Date, each Holder of Series A-1 Preferred shall surrender the certificate or certificates representing such shares of Series A-1 Preferred in the manner and at the place designated in the Exchange Notice. The Corporation shall cause the Exchange Notes to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Series A-1 Preferred so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares of Series A-1 Preferred shall be exchanged by the Corporation into Exchange Notes.

      Section 5. Voting Rights.

            Except as otherwise provided herein and as otherwise required by law, the Series A Preferred shall have no voting rights; provided, that each holder of Series A Preferred shall be entitled to notice of all of the Corporation's stockholder meetings at the same time and in the same manner as notice is given to the stockholders entitled to attend and vote at such meeting. With respect to any issue required to be voted on and approved by holders of Series A-1 Preferred, the holders of Series A-1 Preferred and the holders of Series A-2 Preferred will each vote as a single class.

III.  COMMON STOCK

      Except as otherwise provided in Section I and in this Section III or as otherwise required by applicable law, all shares of Common Stock, shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

      A. Voting Rights. Except as otherwise provided in Section I and this
Section III or as otherwise required by applicable law, the holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and the holders of Class B Common shall have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided, that the holders of the Class B Common shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class B Common would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Class A Common or would otherwise be treated differently from shares of Class A Common in connection with such transaction, except that shares of Class B Common may, without such a separate class vote, receive or be exchanged for non-voting


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securities (except as otherwise required by law) which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Class A Common so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Class B Common are convertible into Class A Common and (ii) all other consideration is equal on a per share basis.

      B. Dividends. As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock, shall be entitled to receive such dividends pro rata at the same rate per share of Common Stock; provided, that
(i) if dividends are declared or paid in shares of Common Stock, the dividends payable to holders of Class A Common shall be payable in shares of Class A Common and the dividends payable to the holders of Class B Common shall be payable in shares of Class B Common and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common, at such holder's request, dividends consisting of non-voting securities (except as otherwise required by law) of the Corporation which are otherwise identical to the voting securities and which are convertible into such voting securities on the same terms as the Class B Common is convertible into the Class A Common.

      C. Liquidation. Subject to the provisions of the Preferred Stock, the holders of the Common Stock shall be entitled to participate pro rata at the same rate per share of Common Stock in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

      D.    Conversion of Common Stock.

            (i) Right to Convert Class B Common. Subject to subparagraph D (ii) below, the holder or holders of a majority of the then outstanding shares of Class B Common shall be entitled at any time to convert any or all of the outstanding shares of Class B Common into the same number of shares of Class A Common as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, consolidation, or other reorganization. Any such conversion of Class B Common into Class A Common will be effected among the holders of the Class B Common on a pro rata basis among the holders of the Class B Common based on the number of shares of Class B Common held by each such holder.

            (ii) Surrender of Certificates. Each conversion of shares of Class B Common into shares of Class A Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of shares of such Class B Common stating that such holder desires to convert the shares, or a stated number of the shares, of such Class B Common represented by such certificate or certificates into shares of Class A Common. Each conversion of Class B Common shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been tendered, and at such time the rights of the holder of the converted Class B Common as


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such holder shall cease, and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

            (iii) Issuance of Certificates. Promptly after the surrender of certificates for Class B Common and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Class A Common issuable upon such conversion.

            (iv) No Charge. The issuance of certificates for Class A Common upon conversion of Class B Common will be made without charge to the holders of such shares of any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

            (v) Reserved Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of issuance upon the conversion of the Class B Common, such number of shares of Class A Common issuable upon conversion of all outstanding shares of Class B Common. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid, and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

            (vi) Closing Books. The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

      E.    Stock Splits.

            If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of each other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

IV.   MISCELLANEOUS

      A. Registration of Transfer. The Corporation shall keep at its principal office (or such other place in the United States of America as the Corporation reasonably designates) a register for the registration of shares of Preferred Stock and Common Stock. Upon the surrender of any certificate representing shares of any class of Preferred Stock or Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the


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

Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

      B. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (provided, that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor having a combined capital and surplus of not less than $50,000,000 its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      C. Notices. All notices referred to herein shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so mailed (i) to the Corporation at its principal executive offices and (ii) to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

      D. Amendment and Waiver. A provision of Section II of Article Four can only be amended or waived with the prior written consent of the holders of outstanding Series A-1 Preferred and Series A-2 Preferred representing in each case in aggregate at least 50% of the Liquidation Value (plus all accumulated and all accrued and unpaid or unaccumulated dividends thereon) of all of the relevant series of Preferred Stock then outstanding. A provision of Section III of Article Four can only be amended or waived with the prior consent of the holders of a majority of each class of the then outstanding shares of Common Stock.


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                                  ARTICLE FIVE

            The Corporation's mail address is:

                            Knowles Electronics, Inc.
                            1151 Maplewood Drive
                            Itasca, IL 60143

                                   ARTICLE SIX

            The directors shall have the power to adopt, amend or repeal By-Laws, except as may be otherwise be provided in the By-Laws.

                                  ARTICLE SEVEN

            The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                  ARTICLE EIGHT

            Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he (or a person of whom he is the legal representative), is or was a director, officer, employee, agent or fiduciary of the Corporation or any of its Subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person) in connection with such action, suit or proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article Eight, the Corporation shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Eight, shall be a contract right and, subject to Sections 2 and 5 of this Article Eight, shall include the right to payment by the

Corporation of the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition.

            Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director, officer, employee, agent or fiduciary of the Corporation or any of its Subsidiaries under Section 1 of this Article Eight or advance of expenses under Section 5 of this Article Eight shall be made promptly, and in any event within 30 days, upon the written request of the director, officer, employee, agent or fiduciary. If a determination by the Corporation that the director, officer, employee, agent or fiduciary is entitled to indemnification pursuant to this Article Eight, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Eight shall be enforceable by the director, officer, employee, agent or fiduciary in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action, suit or proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            Section 3. Nonexclusivity of Article Eight. The rights to indemnification and the payment of expenses incurred in defending any action, suit or proceeding in advance of its final disposition conferred in this Article Eight shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

            Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Eight.

            Section 5. Expenses. Expenses (including reasonable attorneys' fees) incurred by any person described in Section 1 of this Article Eight in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of such action, suit or proceeding's final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            Section 6. Contract Rights. The provisions of this Article Eight shall be deemed to be a contract right between the Corporation and each director, officer employee, fiduciary or agent who serves in any such capacity at any time while this Article Eight and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article Eight or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

            Section 7. No Liability to Stockholders. No director shall have any liability to the Corporation or its stockholders for monetary damages for breach of that director's fiduciary duty as a director except as set forth in the proviso to ss.102(b)(7) of the General Corporation Law of the State of Delaware.

            Section 8. Merger or Consolidation. For purposes of this Article Eight, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, fiduciaries or agents, so that any person who is or was a director, officer, employee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Eight with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE NINE

            The Corporation reserves the right, subject to any provision set forth herein, to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

                                  * * * * * *

                                                                         ANNEX A

                THIS NOTE WAS ORIGINALLY ISSUED ON [        ], IN
                EXCHANGE FOR SHARES OF SERIES A-1 PREFERRED STOCK OF THE COMPANY AND HAS NOT BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED.

                   JUNIOR SUBORDINATED EXCHANGE NOTE DUE 2010

[Date]                                                               $[        ]

            KNOWLES ELECTRONICS, INC. (the "Company"), a Delaware corporation
having an address at [     ] hereby promises to pay to the order of [     ] (the
"Holder") the principal amount of [      ] ($______), together with interest
thereon calculated from the date hereof in accordance with the provisions of this Note.

1. Definitions. As used herein, the following terms shall have the following meanings:

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

            "Credit Agreement" means, collectively, the Credit Agreement originally dated as of June [28], 1999, by and between the Company and The Chase Manhattan Bank as Administrative Agent, as such Agreement may be amended, restated, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including all related notes, collateral documents, guarantees, instruments and agreements entered into in connection therewith, and any successive refinancings, restructurings, renewals or refundings thereof and includes all "Loan Documents" as defined in the aforementioned Credit Agreement.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Interest Rate" means the rate of 10% per annum.

            "Junior Interest Note" means any Junior Subordinated Interest Note due 2010 of the Company (substantially in the form attached as Exhibit I hereto) issued pursuant to Section 2 of this Note or any other Junior Subordinated Note.

            "Junior Subordinated Notes" means (i) this Note, (ii) any other Junior Subordinated Exchange Note due 2010 of the Company in the same form as this note, (iii) any Junior Interest Note and (iv) any note issued in substitution or as a replacement for any note referred to in paragraph (i), (ii) or (iii).

            "Majority Holders" means, at any time, the holders of a majority in aggregate principal amount of the Junior Subordinated Notes then outstanding.

            "Maturity Date" means June 30, 2010.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Senior Indebtedness" means (a) all indebtedness of the Company or any Subsidiary of the Company (whether existing on the date hereof or hereafter incurred) for money borrowed or obligations of the Company pursuant to any guaranty of indebtedness, including indebtedness incurred by the Company or any Subsidiary of the Company pursuant to the Credit Agreement and the Senior Subordinated Notes and interest accruing with respect to any of the aforementioned (including, in each case, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code of 1978, as amended, whether or not allowed as a claim in such proceeding), and including any other indebtedness which is not, by its express terms, subordinate and junior or pari passu in right of payment to the Junior Subordinated Notes, and
(b) all Obligations (as defined in the Credit Agreement), including the Foreign Borrower Obligations (as defined in the Credit Agreement), and all Obligations (as defined in the Senior Subordinated Notes) of the Company and its Subsidiaries with respect to the Senior Subordinated Notes. Senior Indebtedness shall continue to constitute Senior Indebtedness, notwithstanding that such Senior Indebtedness or any claim in respect thereof may be disallowed, avoided or subordinated pursuant to any insolvency law, title 11 of the United States Code or any similar federal or state law for the relief of debtors or other applicable insolvency law (each, a "Bankruptcy Law") or equitable principles as a claim for unmatured interest, or as a fraudulent transfer or conveyance.

            "Senior Subordinated Notes" means the Senior Subordinated Increasing Rates Notes due June 30, 2000 in an aggregate principal amount of $150,000,000, as such notes may be amended, amended and restated, supplemented or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including all related notes, guarantees, instruments and agreements entered into in connection therewith, and any successive refinancings, restructurings, renewals or refundings thereof, including the Rollover Notes (as defined therein).

            "Significant Subsidiary" has the meaning given to that term in the Note Purchase Agreement with respect to the Senior Subordinated Notes.

            "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            2.    Payment of Interest.

            (a) Interest. Interest shall accrue on the unpaid principal amount of this Note from the date hereof at the Interest Rate (computed on the basis of the actual number of days elapsed over a year of 360 days"). The Company shall pay interest semi-annually in arrears on each [ ] and [ ], beginning [month end closest to date of issuance] and on the Maturity Date (each, an "Interest Payment Date"). On each Interest Payment Date or, if such day is not a business day, the next succeeding business day (i) the Company may pay all or any portion of the unpaid accrued interest on this Note by issuing to the Holder one or more Junior Interest Notes in an aggregate principal amount equal to the amount of the unpaid accrued interest to be so paid, and (ii) the Company shall pay the remaining unpaid accrued interest on this Note (if any) in cash or other immediately available funds; provided, however, that no payment in cash pursuant to clause (ii) shall be made if such payment would be prohibited by the terms of the Credit Agreement or the Senior Subordinated Notes.

            (b) Default Interest. If the Company shall default in the payment of the principal of or interest hereunder, by acceleration or otherwise, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after, as well as before, judgment) at a rate per annum equal to the Interest Rate.

            (c) Pro-Rata Sharing. If the Holder receives any payment pursuant to this Section 2 and the other holders of Junior Subordinated Notes do not receive contemporaneous and equivalent payments (calculated in accordance with their respective holdings of Junior Subordinated Notes), the Holder shall distribute any payment so received among the holders of Junior Subordinated Notes pro-rata in accordance with the respective aggregate principal amounts of Junior Subordinated Notes held by each of them.

            3.    Payment of Principal on Notes.

            (a) Scheduled Payment. On the Maturity Date the Company shall pay to the holder of this Note the entire principal amount, plus all accrued and unpaid interest, of this Note which is then unpaid.

            (b) Optional Prepayments. Subject to the provisions of Section 4 hereof, the Company may, at any time and from time to time, without premium or penalty, prepay all or a portion of the unpaid principal amount of this Note, together with unpaid interest accrued on such portion of the principal amount which it is prepaying since the immediately preceding Interest Payment Date; provided that no such prepayment shall be made if such prepayment is then prohibited by the terms of the Credit Agreement or the Senior Subordinated Notes. A prepayment of less than all of the unpaid principal amount of this Note shall not relieve the Company of its obligation to make the scheduled payment on this Note on the Maturity Date.

            (c) Pro-Rata Sharing. If the Holder receives any payment pursuant to this Section 3 and the other holders of Junior Subordinated Notes do not receive contemporaneous and equivalent payments (calculated in accordance with their respective holdings of Junior Subordinated Notes), the Holder shall distribute any payment so received among the holders of Junior Subordinated Notes pro-rata in accordance with the respective aggregate principal amounts of Junior Subordinated Notes held by each of them.

            4.    Subordination.

            (a) Extent of Subordination. Subject to Section 4(b) below, the indebtedness and all other obligations evidenced by this Note is subordinate and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness, and the subordination is for the benefit of the holders of the Senior Indebtedness and each such holder may enforce such subordination.
Without limiting the foregoing:

            (i) during the continuance of any default on or in respect of Senior Indebtedness, no direct or indirect payment, distribution purchase, repurchase or redemption shall be made by or on behalf of the Company or any Subsidiary for or on account of any principal of or interest on this Note or any other obligation with respect to or on account of any claim (a "Claim") and the Holder shall not receive from the Company or any Subsidiary, directly or indirectly, any payment or distribution, including, without limitation, from or by way of collateral, on account of any obligations with respect to the this Note or on account of any Claim, except that the Holder may receive other indebtedness or securities which is or are subordinated to at least the same extent as this Note to (A) Senior Indebtedness or (B) any securities issued in exchange for Senior Indebtedness; provided, however, that (w) if such subordinated securities are provided for by a plan of reorganization or readjustment, (i) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment, (x) the final maturity day of such subordinated securities shall be not earlier than the Maturity Date and the scheduled amortization thereof shall be not more favorable (as to amount or time of payment) to the holder thereof than the scheduled amortization of the principal amount of this Note, (y) such subordinated securities shall contain affirmative or negative covenants no more comprehensive than contained herein and shall not have the benefit of a sinking fund, and (z) such subordinated securities shall bear dividends or interest at a rate per annum less than or equal to the Interest Rate in effect at the time of issuance of such securities, computed on the basis of the actual number of days elapsed over a 360-day year, payable on each Interest Payment Date or, if such day is not a business day, payable on the next succeeding business day, by the issuance of one or more additional such securities in an aggregate principal amount equal to the amount of unpaid accrued interest so payable, which securities shall have the same terms as such securities;

            (ii) upon the maturity of all or any part of any Senior Indebtedness by lapse of time, acceleration (unless waived in writing) or otherwise, all amounts due or to become due in respect of such Senior Indebtedness shall first be paid in full before any direct or indirect payment, distribution purchase, repurchase or redemption to which the Holder would be entitled but for this Section 4, may be made by or on behalf of the Company or any Subsidiary on account of any obligations with respect to this Note or on account of any Claim, except that the Holder may receive other indebtedness or securities which is or are subordinated to at least the same extent as this Note to (A) Senior Indebtedness or (B) any securities issued in exchange for Senior Indebtedness; provided, however, that (w) if such subordinated securities are provided for by a plan of reorganization or readjustment, (i) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment, (x) the final maturity day of such subordinated securities shall be not earlier than the Maturity Date and the scheduled amortization thereof shall be not more favorable (as to amount or time of payment) to the holder thereof than the scheduled amortization of the principal amount of this Note, (y) such subordinated securities shall contain affirmative or negative covenants no more comprehensive than contained herein and shall not have the benefit of a sinking fund, and (z) such subordinated securities shall bear dividends or interest at a rate per annum less than or equal to the Interest Rate in effect at the time of issuance of such securities, computed on the basis of the actual number of days elapsed over a 360-day year, payable on each Interest Payment Date or, if such day is not a business day, payable on the next succeeding business day by the issuance of one or more additional of such securities in an aggregate principal amount equal to the amount of unpaid accrued interest so payable, which securities shall have the same terms as such securities;

            (iii) upon any distribution to creditors of the Company (including by way of purchase, repurchase or redemption) in a total or partial liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors, or an arrangement, adjustment, composition or relief of the Company or its debts or any marshalling of the assets and liabilities of the Company:

                  (A) holders of Senior Indebtedness shall be entitled to
            receive payment in full of all indebtedness and other obligations due or to become due with respect to the Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holder shall be entitled to receive any payment or distribution (including by way of purchase, repurchase or redemption) on account of any obligations with respect to this Note or on account of any Claim; and

                  (B) until all indebtedness and other obligations with respect to Senior Indebtedness (as provided in subsection (A) above) are paid in full, any payment or distribution (including by way of purchase, repurchase or redemption), to which the Holder would be entitled but for this Section 4 shall be made to holders of Senior Indebtedness, as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, the Senior Indebtedness to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, except that pursuant to a plan of reorganization under applicable Bankruptcy Law approved by the holders of Senior Indebtedness, the Holder may receive securities that are subordinated to at least the same extent as this Note to (1) Senior Indebtedness and (2) any securities issued in exchange for Senior Indebtedness; provided, however, that (w) if such subordinated securities are provided for by a plan of reorganization or readjustment, (i) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment, (x) the final maturity day of such subordinated securities shall be not earlier than the Maturity Date and the scheduled amortization thereof shall be not more favorable (as to amount or time of payment) to the holder thereof than the scheduled amortization of the principal amount of this Note (y) such subordinated securities shall contain affirmative or negative covenants no more comprehensive than contained herein and shall not have the benefit of a sinking fund, and (z) such subordinated securities shall bear dividends or interest at a rate per annum less than or equal to the Interest Rate in effect at the time of issuance of such securities, computed on the basis of the actual number of days elapsed over a 360-day year, payable on each Interest Payment Date or, if such day is not a business day, payable on the next succeeding business day, by the issuance of one or more additional of such securities in an aggregate principal amount equal to the amount of unpaid accrued interest so payable, which securities shall have the same terms as such securities;

            (iv) if a distribution is made to the Holder that because of this
      Section 4 should not have been made to it, the Holder shall segregate such distribution from its other funds and property and hold in it trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement) to, the holders of Senior Indebtedness as their interests may appear, or their agent or representative (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, the Senior Indebtedness to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness; and

            (v) the Holder shall not take any action (i) to accelerate or to collect payment of this Note, (ii) to commence or join with any other creditor in commencing any bankruptcy or similar proceeding or (iii) to pursue any other remedy with respect to this Note prior to the earlier of

                  (A) the Maturity Date;

                  (B) the payment in full of all Senior Indebtedness; and

                  (C) the initiation by any holder of the Senior Indebtedness of any bankruptcy or similar proceeding;

In all events, the Holder shall give ten (10) days prior written notice to the holders of Senior Indebtedness before taking any action described in clauses
(i), (ii) or (iii) of this Section 4(a)(v), and no acceleration of this Note shall be effective until the date that is five business days following the receipt by the holders of Senior Indebtedness of notice of such acceleration, and, thereafter, may make payment of, or a distribution (including by way of purchase, repurchase or redemption) with respect to, this Note only if this
Section 4 otherwise permits such payment or distribution (including by way of purchase, repurchase or redemption) at that time.

            (b) Rights Not Subordinated. The provisions of Section 4(a) above are for the limited purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the Holder on the other hand. Nothing herein shall impair, as between the Company and the Holder of this Note, the Company's obligation to the Holder to pay both principal and interest in accordance with the terms of this Note. No provision of clauses (i) through (iv) of Section 4(a) above shall be construed to prevent the Holder from exercising all remedies otherwise available under this Note or under applicable law upon the occurrence of an Event of Default (as defined in Section 5 below), subject to the rights of the holders of Senior Indebtedness set forth above to receive cash, assets, stock or obligations and distributions and other payments otherwise payable or deliverable to the Holder. No provision of Section 4(a) above shall be deemed to subordinate, to any extent, any claim or right of the Holder to any claim against the Company by any creditor or any other Person, except to the extent expressly provided in such Section 4(a).

            (c) Waiver of Consolidation. The Holder agrees that it will not at any time insist upon, plead, or in any manner whatsoever, seek the entry of any order or judgment, or take the benefit or advantage of, any substantive consolidation, piercing of the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of the Company and any other individual, corporation, limited liability company, partnership or joint venture in any case or proceeding under Title 11 of the United States Code or any other Bankruptcy Law or other similar proceeding.

            (d) Distributions; Relation to Senior Indebtedness.

            (i) A distribution may consist of cash, securities or other property, by set-off or otherwise, and a payment or distribution on account of any obligations with respect to the Holder shall include any redemption, purchase or other acquisition of this Note.

            (ii) For the purpose of Section 4, all indebtedness now or hereafter existing under the Credit Agreement or the Senior Subordinated Credit Agreement shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash.

            (iii) The Holder, for the benefit of the holders of Senior Indebtedness, agrees that it shall be entitled to receive no principal payment on or in respect of this Note unless (i) all obligations under the Credit Agreement and the Senior Subordinated Notes have been paid in full in cash and the Credit Agreement and the Senior Subordinated Notes shall have been terminated in accordance with their respective terms or (ii) the Credit Agreement and the Senior Subordinated Notes remain in effect and the lenders thereunder (or their agents, where applicable) expressly permit such principal payment in an executed written acknowledgment delivered to the Company.

            (e) Notice by Company. The Company shall promptly notify the Holder and the holders of Senior Indebtedness of any facts known to the Company that would cause a payment of any obligations with respect to the Note or of any Claim to violate this Section 4, or the occurrence of any of the events set forth in Section 4(g), but failure to give such notice shall not affect the subordination provided in this Section 4 of this Note or of any Claims to the Senior Indebtedness. If payment of the Junior Subordinated Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

            (f) Subrogation. After all Senior Indebtedness is paid in full in cash and until the Junior Subordinated Notes are paid in full, the Holder shall be subrogated (equally and ratably with all other indebtedness pari passu with the Junior Subordinated Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness. A distribution made under this Section 4 to holders of Senior Indebtedness which otherwise would have been made to the Holder is not, as between the Company and such, holders, a payment by the Company on this Note. If at any time any payment of Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy, or reorganization of the Company or otherwise, then the provisions of this Section 4(f) shall be rescinded as though no payment had been made.

            (g) Subordination May Not Be Impaired.

            (i) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by noncompliance by the Company, with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

            (ii) Without in any way limiting the generality of the foregoing paragraph, the holders and owners of Senior Indebtedness may at any time and from time to time, without the consent of the Holder, without incurring responsibility to the Holder, and without impairing or releasing the subordination provided in this Section 4 or the obligations hereunder of the Holder to the holders of Senior Indebtedness, do any one or more of the following: (A) change the number, place or terms of payment or extend the time of payment of, renew or alter, all or any of the Senior Indebtedness (including any change in the rate of interest thereon or the principal amount thereof), or otherwise amend or supplement in any manner, or grant any waiver or release with respect to, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (B) sell, exchange, release, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, Senior Indebtedness, or amend, or grant any waiver or release with respect to, or consent to any departure from any guarantee for all or any of the Senior Indebtedness;
      (C) release any person liable in any manner under or in respect of Senior Indebtedness; (D) exercise or refrain from exercising any rights against any other person; and (E) apply any sums from time to time received to the Senior Indebtedness.

            (iii) All rights and interests under this Note, of the holders of Senior Indebtedness, and all agreements and obligations of the Holder and the Company under this Section 4 shall remain in full force and effect irrespective of (A) any lack of validity or enforceability of the Credit Agreement, Senior Subordinated Credit Agreement, any promissory notes evidencing the indebtedness thereunder, or any other agreement or instrument relating thereto or to any other Senior Indebtedness or (B) any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Holder or the Company.

            (iv) The provisions set forth in this Section 4 constitute a continuing agreement and shall (A) be and remain in full force and effect until payment in full of all Senior Indebtedness and until such time when no bank shall have any obligation to make advances under the Credit Agreement, (B) be binding upon the Holder and the Company and their respective successors, transferees and assigns, and (C) inure to the benefit of, and be enforceable directly by, each of the holders of Senior Indebtedness and their respective successors, transferees and assigns.

            (v) The holders of Senior Indebtedness are hereby authorized to demand specific performance of the provisions of this Section 4, whether or not the Company shall have complied with any of the provisions of
      Section 4 applicable to it, at any time when the


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

      Holder shall have failed to comply with any of these provisions. The Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

            (h) Miscellaneous. The agreement contained in this Section 4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

            (i) Amendments. The Company and the Holder hereby agree for the benefit of the holders of Senior Indebtedness that no amendment of, supplement of, modification to or waiver under, any provision of this Note will be entered into or effected without the prior written consent of each holder of Senior Indebtedness.

            (j) Notice to Administrative Agent. Whenever notice is to be given to the holders of the Senior Indebtedness, the notice shall be given to the Administrative Agent (as defined in the Credit Agreement) and to the representative of the Senior Subordinated Notes, or if no such representative has been appointed, to each holder of the Senior Subordinated Notes.

            (k) Reliance by Holders of Senior Indebtedness on Subordination Provisions. The Holder by accepting this Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of the Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            5.    Events of Default.

            (a) Definition. For purposes of this Note, an "Event of Default" shall be deemed to have occurred upon:

            (i) the Company's failure to pay when due (whether pursuant to Section 4(a) above or upon acceleration or otherwise) any portion of the unpaid principal amount of this Note;

            (ii) the Company's failure to pay (either by delivery of Subordinated Interest Notes or cash or other immediately available funds), within 15 days after the Interest Payment Date upon which it becomes due, any amount of unpaid accrued interest on this Note;

            (iii) the admission by the Company or any Subsidiary in writing of its inability to pay its debts as such debts become due;

            (iv) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (1) liquidation, reorganization or other relief in respect of the Company or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (2) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

            (v) the Company or any Significant Subsidiary shall (1) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (2) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause
      (iv) of this Section 5(a), (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, (4) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) make a general assignment for the benefit of creditors or (6) take any action for the purpose of effecting the foregoing.

            (b)   Consequences of Events of Default.

            (i) Upon the occurrence and during the continuance of an Event of Default described in Section 5(a) above, the Majority Holders may, subject to the limitations described in Section 4 above, by notice to the Company and the holders of Senior Indebtedness declare all or any portion of the unpaid principal amount of this Note due and payable and demand immediate payment of all or any portion of the unpaid principal amount of this Note. Upon the occurrence of any Event of Default described in clauses (iv) or
      (v) of Section 5(a) above with respect to the Company, the unpaid principal amount of this Note shall automatically become due and payable without any notice by the holders thereof.

            (ii) Subject to Section 4 above, the Holder of this Note shall also have all other rights which such holder may have pursuant to applicable law or in equity.

            (c) No Control Over Assets. Notwithstanding anything to the contrary contained herein, unless and until all obligations under the Credit Agreement and the Senior Subordinated Credit Agreement have been paid in full in cash and the Credit Agreement and the Senior Subordinated Credit Agreement shall have been terminated in accordance with their respective terms, neither the Holder or any agent or representative thereof shall have any right to, and the Holder hereby agrees that it shall not, whether upon an Event of Default hereunder or otherwise, block, affect or otherwise participate in any decisions relating to, in any manner, the treatment or disposition of any assets of the Company or any of its Subsidiaries following a default or event of default under the Credit Agreement or the Senior Subordinated Notes or the maturity thereof, whether pursuant to the exercise of any remedies by the lenders under the Credit Agreement or the Senior Subordinated Notes or otherwise.

            6. Amendment and Waiver. Except as otherwise expressly provided herein, the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Holders; provided that without the written consent of all of the holders of the Junior Subordinated Notes, no such action shall change this Section 6.

            7. Cancellation. After all unpaid principal and interest owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

            8. Governing Law. The construction, validity and interpretation of this Note shall be governed by the internal law of New York.

            9. Descriptive Headings. The descriptive headings of this Note are inserted for convenience only, and do not constitute a part of this Note.

                                    * * * * *

            IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first written above.

                                                    KNOWLES ELECTRONICS, INC.


                                                    By:
                                                       -------------------------
                                                    Name:
                                                    Title:


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